Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0201230

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mauri Cowen

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas 77056

(713) 300-0587

(Name, address and telephone number of agent for service)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Issuer with respect to the Securities)

New Jersey	22-3537895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Hills Drive, Suite 300 Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

3.50% Fixed-to-Floating Rate Subordinated Notes due 2030

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of September 30, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 7th of January 2021.

By:	/s/ Mauri Cowen
Mauri Cowen Vice President

Exhibit 7

(See Attached)

Exhibit 7

Umb Bank, National Association—FDIC Certificate Number: 8273	Submitted to CDR on 10/30/2020 at 03:53 PM
FFIEC 041
Consolidated Report of Condition for Insured Banks	Page 17 of 86
and Savings Associations for September 30, 2020	RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in Thousands	RCON	Amount
	Assets
	1. Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)		0081	419,990	1.a.
	b. Interest-bearing balances (2)		0071	1,716,048	1.b.
	2. Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A) (3)		JJ34	1,067,501	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)		1773	8,719,175	2.b.
	c. Equity securities with readily determinable fair values not held for trading (4)		JA22	1,779	2.c.
	3. Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold		B987	0	3.a.
	b. Securities purchased under agreements to resell (5,6)		B989	1,101,313	3.b.
	4. Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale		5369	10,978	4.a.
	b. Loans and leases held for investment	B528 15,949,139			4.b.
	c. LESS: Allowance for loan and lease losses (7)	3123 211,688			4.c.
	d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)		B529	15,737,451	4.d.
	5. Trading assets (from Schedule RC-D)		3545	44,750	5.
	6. Premises and fixed assets (including capitalized leases)		2145	224,940	6.
	7. Other real estate owned (from Schedule RC-M)		2150	5,678	7.
8.	Investments in unconsolidated subsidiaries and associated companies		2130	0	8.
9.	Direct and indirect investments in real estate ventures		3656	0	9.
	10. Intangible assets (from Schedule RC-M)		2143	127,426	10.
	11. Other assets (from Schedule RC-F) (6)		2160	953,038	11.
	12. Total assets (sum of items 1 through 11)		2170	30,130,067	12.
	Liabilities
	13. Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)		2200	24,936,685	13.a.
	(1) Noninterest-bearing (8)	6631 8,951,694			13.a.1
	(2) Interest-bearing	6636 15,984,991			13.a.2
	b. Not applicable
	14. Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased (9)		B993	28,783	14.a.
	b. Securities sold under agreements to repurchase (10)		B995	1,900,221	14.b.
	15. Trading liabilities (from Schedule RC-D)		3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	0	16.
	17. and 18. Not applicable
	19. Subordinated notes and debentures (11)		3200	0	19.

1	Includes cash items in process of collection and unposted debits.
2	Includes time certificates of deposit not held for trading.
3

Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

4

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5	Includes all securities resale agreements, regardless of maturity.
6	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8	Includes noninterest-bearing, demand, time, and savings deposits.
9	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10	Includes all securities repurchase agreements, regardless of maturity.
11	Includes limited-life preferred stock and related surplus.

Reporting Period: September 30, 2020	November 03, 2020 8:28 AM

Umb Bank, National Association—FDIC Certificate Number: 8273	Submitted to CDR on 10/30/2020 at 03:53 PM
FFIEC 041
Schedule RC—Continued	Page 18 of 86
RC-2

	Dollar Amounts in Thousands	RCON	Amount
Liabilities—continued
20. Other liabilities (from Schedule RC-G)		2930	521,944	20.
21. Total liabilities (sum of items 13 through 20)		2948	27,387,633	21.
22. Not applicable
Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus		3838	0	23.
24. Common stock		3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)		3839	849,822	25.
26. a. Retained earnings		3632	1,561,430	26.a.
b. Accumulated other comprehensive income (1)		B530	309,932	26.b.
c. Other equity capital components (2)		A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)		3210	2,742,434	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries		3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)		G105	2,742,434	28.
29. Total liabilities and equity capital (sum of items 21 and 28)		3300	30,130,067	29.

Memoranda

To be reported with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of			RCON	Number
	auditing work performed for the bank by independent external auditors as of any date during 2019			6724	NR	M.1.

1a =

An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company

Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

		3 =	This number is not to be used
		4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
1b =	An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution
		6 =	Review of the bank’s financial statements by external auditors

		7 =	Compilation of the bank’s financial statements by external auditors
2a =	An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
		8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

2b =	An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

To be reported with the March Report of Condition.				RCON	Date
2. Bank’s fiscal year-end date (report the date in MMDD format)				8678	NR	M.2.

1

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: September 30, 2020	November 03, 2020 8:28 AM